Exhibit 10.1

                TECHNOLOGY, DATA USAGE, AND FACILITIES AGREEMENT

     This Agreement ("Agreement") is made effective as of the date set forth below by and between Berman Investment Group, LLC, located at 18500 Von Karmen, Suite 530, Irvine, California 92612 ("BIG") and Berman Marketing Group, Inc. , located at 18500 Von Karmen, Suite 530, Irvine, California 92612 (hereinafter referred to as "BMG").

                                    RECITALS

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENT

SECTION ONE - USE OF BIG TECHNOLOGY

1.01.     USE OF TECHNOLOGY.  Subject to the terms and conditions of this
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Agreement, BIG hereby gives BMG a non-exclusive right to use BIG software and hardware technology housed at Equinix facility (http://www.equinix.com/)
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including all routers, switches, web servers, database servers, internet connections, power supplies and all other services necessary for operation of the BIG technology foundation housed at Equinix LA-1 facility.

1.02.     SUPPORT OF TECHNOLOGY BY BIG.  BIG agrees to maintain, support, fix,
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and continue to maintain the technology subject to this agreement for the full duration of this Agreement and subject to SCHEDULE A.


SECTION TWO - USE OF BIG DATA AND FACILITIES

2.01.     USE OF BIG DATA.  Subject to the terms and conditions of this
          ----------------
Agreement, BMG shall use BIG contact databases that are under BIG's management for the purposes of furthering BMG's business activities. BMG agrees to use BIG's data under the terms and conditions of this Agreement in exchange for compensation as specified in SCHEDULE A.

2.02.     DATA OWNERSHIP.  BMG agrees that all data provided by BIG under the
          ---------------
terms and conditions of this Agreement are the property of BIG and will not be reproduced and distributed for any reason unless specifically authorized by management of BIG.

2.03.     SUBLEASE OF FACILITIES.  BIG agrees to sublease office space and
          -----------------------
equipment to BMG for the purposes of performing BMG business at 18500 Von Karman Suite 530, Irvine, CA 92612 under a lease from The Irvine Company in exchange for compensation specified in SCHEDULE A.


SECTION THREE - PAYMENT OF FEES

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3.01.     Fees.  During any period in which this Agreement remains in full force
          ----
and effect, compensation to BMG will be paid as set forth in the attached Schedule A that is made a part of this Agreement. The compensation plan set forth in Schedule A shall be held in strict confidence by BMG. BIG shall have the right to change the compensation plan as set forth in Schedule A at any time in its sole discretion by providing ten (10) days notice to BMG.


SECTION FOUR - TERM AND TERMINATION

4.01.     Term.     The initial term of this Agreement shall be for a period of
          ----
one (1) year, commencing on the date first set forth below. This Agreement shall thereafter be automatically renewed for additional terms of one (1) year each unless either party notifies the other no later than thirty (30) days prior to the end of the current term that it does not wish to renew this Agreement.

4.02.      Default.  Either party shall have the right to terminate this
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Agreement at any time and for any reason.

4.03.     BMG Covenants.  BMG will:
          -------------

        4.03.1. conduct business in a manner that reflects favorably at all times on the BIG Services and the good name, good will and reputation of BIG,

        4.03.2. avoid deceptive, misleading or unethical practices that are or might be detrimental to BIG, the BIG Services or the public;

        4.03.3. make no false or misleading representations with regard to BIG or the BIG Services;

        4.03.4. not publish or employ, or cooperate in the publication or employment of, any misleading or deceptive advertising material with regard to BIG or the BIG Services and

        4.03.5. promote proper use of BIG Services.

4.04.      Failure to Comply with Rules.  BIG may immediately terminate this
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Agreement for any material default knowingly or intentionally caused by BMG with respect to its obligations to comply with BIG policies or rules if BIG reasonably determines that the default is of such a serious nature that an opportunity to cure such default is not practical or warranted. BIG may, at its sole discretion, effect such termination upon delivery of written notice to BMG without regard to any provisions for cure of default.

4.05.     Regulatory Demand.  If Visa, MasterCard, NACHA or any federal, state
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or other type of regulatory agency having jurisdiction over the subject matter of this Agreement makes a demand that either BIG or any of its vendors discontinue or substantially modify any of the BIG Services, either party in its sole discretion may terminate this Agreement upon written notice to the other, in which case neither party shall be deemed to be in default by reason

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of such termination.


SECTION FIVE - OBLIGATIONS.

5.01.     Confidential Information.  The parties acknowledge that in their
          ------------------------
performance of their duties hereunder either party may communicate to the other (or its designees) certain confidential and proprietary information, including without limitation information concerning the BIG Services and the know-how, technology, techniques, or business or marketing plans related thereto (collectively, the "Confidential Information") all of which are confidential and proprietary to, and trade secrets of, the disclosing party. Confidential Information does not include information that:

        5.01.1. is public knowledge at the time of disclosure by the disclosing party;

        5.01.2. becomes public knowledge or known to the receiving party after disclosure by the disclosing party other than by breach of the receiving party's obligations under this section or by breach of a third party's confidentiality obligations;

        5.01.3. was known by the receiving party prior to disclosure by the disclosing party other than by breach of a third party's confidentiality obligations; or

        5.01.4. is independently developed by the receiving party.

5.02.     Indemnification.  BMG agrees to indemnify, defend, and hold harmless
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BIG, its employees or agents from and against any loss, liability, damage, penalty or expense (including attorneys' fees, expert witness fees and cost of defense) they may suffer or incur as a result of

        5.02.1. any failure by BMG or any employee, agent or affiliate of BMG to comply with the terms of this Agreement;

        5.02.2. any warranty or representation made by BMG to BIG being false or misleading;

        5.02.3. any representation or warranty made by BMG or any employee or agent of BMG to any third person other than as specifically authorized by this Agreement, or

        5.02.4. any losses on ACH transactions or credit card transactions for Merchants submitted by BMG to BIG.

5.03.     Disclaimer of All Warranties.  THE BIG SERVICES ARE PROVIDED "AS IS"
          ----------------------------
WITHOUT ANY WARRANTY WHATSOEVER. BIG DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, TO BMG AS TO ANY MATTER WHATSOEVER, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY BIG OR ITS EMPLOYEES OR REPRESENTATIVES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF BIG OBLIGATIONS.


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5.04.      Limitation of Liability.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER
           -----------------------
PARTY OR TO ANY OTHER THIRD PARTY FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL, RELIANCE, OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BIG SERVICES, WHETHER FORESEEABLE OR UNFORESEEABLE, AND WHETHER BASED ON BREACH OF ANY EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT, OR OTHER CAUSE OF ACTION (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF DATA, GOODWILL, PROFITS, INVESTMENTS, USE OF MONEY, OR USE OF FACILITIES; INTERRUPTION IN USE OR AVAILABILITY OF DATA; STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS; OR LABOR CLAIMS), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. UNDER NO CIRCUMSTANCES SHALL BIG'S TOTAL LIABILITY TO BMG OR ANY THIRD PARTY ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED TEN THOUSAND DOLLARS ($10,000.00) REGARDLESS OF WHETHER ANY ACTION OR CLAIM IS BASED ON WARRANTY, CONTRACT, TORT OR OTHERWISE.

5.05.      Taxes.  BMG shall pay, indemnify and hold BIG harmless from (i) any
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sales, use, excise, import or export, value-added, or similar tax or duty, and any other tax or duty not based on BIG's income, and (ii) all government permit fees, customs fees and similar fees which BIG may incur with respect to this Agreement. Such taxes, fees and duties paid by BMG shall not be considered a part of, a deduction from, or an offset against, payments due to BIG hereunder.

5.06. BMG represents and warrants to BIG that BMG has the full power and authority to execute, deliver and perform this Agreement. This Agreement is valid, binding and enforceable against BMG in accordance with its terms and no provision requiring BMG's performance is in conflict with BMG's obligations under any charter or any other agreement (of whatever form or subject) to which BMG is a party or by which it is bound.

SECTION SIX  - GENERAL PROVISIONS

6.01.     Severability.  If any provision of this Agreement is held by a court
          ------------
of competent jurisdiction to be invalid, void or unenforceable for any reason, the remaining provisions not so declared shall nevertheless continue in full force and effect, but shall be construed in a manner so as to effectuate the intent of this Agreement as a whole, notwithstanding such stricken provision or provisions.

6.02.     Waiver.  No term or provision of this Agreement shall be deemed waived
          ------
and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed

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to have waived or consented.  Any consent by any party to, or waiver of, a breach by the other party, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any different or subsequent breach.

6.03.     Assignment.  Neither party shall assign, delegate, subcontract,
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license, franchise, or in any manner attempt to extend to any third party any right or obligation under this Agreement except as otherwise permitted herein without the prior written consent of the other party; provided, however, BIG may assign this Agreement and its rights hereunder to a purchaser of all or substantially all of its assets or equity.

6.04.     Entire Agreement; Binding Effect.   This Agreement, including all
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schedules, exhibits and attachments thereto, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, partner, employee or representative of any party hereto. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer or shall be deemed to confer upon any persons or entities not parties to this Agreement, any rights or remedies under or by reason of this Agreement.

     IN WITNESS THEREOF, this agreement has been duly executed by the parties hereto, effective as of the date and year first below written.

Date: _____________________________

Berman Investment Group, LLC.               BMG

                                   Name: ____________________________

By:_______________________________          Address:___________________________

                                         ___________________________
Title: _____________________________

                                   Signature: _________________________


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BIG-BMG Technology and Data Agreement

                                   SCHEDULE A
                                   ----------

BMG FEES FOR USE OF BIG'S TECHNOLOGY PLATFORM
---------------------------------------------

For compensation of the non-exclusive use of this hardware and software, BMG will pay approximately $1,450 a month to Equinox and $100 a month to Limelight for the hosting of this hardware and software on a month-to-month basis and for the term of this Agreement. BMG will also pay for any software or hardware modifications it requests.

BMG FEES FOR USE OF BIG'S CONTACT DATABASES
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For compensation of the non-exclusive use of BIG's contact databases, BMG will pay approximately $1,500 a month to Options Media Group, Inc. for maintenance of database systems. BMG will also pay for any additional software or hardware modifications it requests to Options Media Group.

BMG FEES FOR USE OF BIG'SOFFICE FACILITIES
------------------------------------------

For compensation of the use of BIG's office space, BMG will pay a prorated portion of the monthly lease to based on physical square footage used by BMG on a monthly basis. Any office and or facilities upgrades or changes requested by BMG will be at the expense of BMG.












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